Form N-SAR
Item 77 I
Terms of New or Amended Securities
The RBB Fund, Inc.


The Company incorporates herein by reference Articles Supplementary of Registrant for Class YYYY and ZZZZ shares of the S1 Fund: I Class and R Class, respectively, filed as exhibit (a)(57) to the Registrant's Post-Effective Amendment No. 135 as filed electronically with the SEC on July 19, 2010 (Accession No. 0001193125-10-161016).

The Company incorporates herein by reference Articles Supplementary of Registrant for Class AAAAA and BBBBB shares of the Robeco Boston Partners Long/Short Research Fund:
Investor Class and Institutional Class, respectively, filed as exhibit (a)(58) to the Registrant's Post-Effective Amendment No. 136 as filed electronically with the SEC on August 6, 2010 (Accession No. 0001193125-10-181363).